EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE OF TRUST

by and among

EDUCATION FUNDING CAPITAL TRUST-IV

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

and

FIFTH THIRD BANK,

as Trust Eligible Lender Trustee

Dated as of May 1, 2004

FIRST SUPPLEMENTAL INDENTURE OF TRUST

THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST (this “Supplemental Indenture”) dated as of May 1, 2004 is by and between EDUCATION FUNDING CAPITAL TRUST-IV, a Delaware statutory trust (the “Issuer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as indenture trustee (the “Indenture Trustee”), and FIFTH THIRD BANK, a banking corporation organized under the laws of the State of Ohio, as Trust Eligible Lender Trustee (the “Trust Eligible Lender Trustee”). All capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in the Indenture (defined below).

W I T N E S S E T H:

WHEREAS, the Issuer has previously entered into an Indenture of Trust dated as of May 1, 2004 (the “Indenture”) among the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee; and

WHEREAS, pursuant to Section 7.01 of the Indenture, the Issuer desires to enter into this Supplemental Indenture to amend the Indenture as set forth herein; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, the Issuer and Citibank, N.A., New York (“Citibank”), have entered into that certain ISDA Master Agreement and its associated Schedule and Confirmation, each dated as of May 12, 2004 (collectively, the “Citibank Swap”);

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

Section 1. Until the termination of the Citibank Swap in accordance with its terms and the payment of all amounts due thereunder, Section 2.03 of the Indenture is hereby amended to add the paragraph set forth below as a new fifth paragraph of Section 2.03. After the termination of the Citibank Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 1 shall be void and of no further force and effect.

Notwithstanding any provision of this Indenture to the contrary, including the definitions of “Noteholder” and “Obligations” and the usage of those terms throughout this Indenture, no Counterparty shall have any consent rights, any voting rights, any rights to direct remedies upon the occurrence of an Event of Default, any rights to request the removal and replacement of the Indenture Trustee, or any similar rights granted hereunder to Noteholders or holders of Obligations; provided, however, that each Counterparty shall have the right to consent to any amendment to the Indenture that materially and adversely affects the amount, timing, and priority of payments due to that Counterparty under the

First Supplemental Indenture

Indenture or that materially and adversely affects the Issuer’s ability to make payments due to that Counterparty under the Indenture.

Section 2. Until the termination of the Citibank Swap in accordance with its terms and the payment of all amounts due thereunder, Section 8.13 of the Indenture is hereby deleted in its entirety. After the termination of the Citibank Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 2 shall be void and of no further force and effect.

Section 3. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture.

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2

First Supplemental Indenture

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, and the Trust Eligible Lender Trustee have caused this Supplemental Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

EDUCATION FUNDING CAPITAL TRUST-IV,

By U.S. Bank National Association, not in its individual capacity, but solely as Co-Owner Trustee on behalf of the Trust

By:	/s/ DANIEL R. BLEY

Name:	Daniel R. Bley
Title:	Vice President & Trust Officer

U.S. NATIONAL BANK, not in its individual capacity but solely as Indenture Trustee

By:		/s/ DANIEL R. BLEY

	Name:	Daniel R. Bley
	Title:	Vice President & Trust Officer

FIFTH THIRD BANK, not in its individual capacity but solely as Trust Eligible Lender Trustee

By:		/s/ CRAIG W. TULEY

	Name:	Craig W. Tuley
	Title:	Vice President

First Supplemental Indenture